EXHIBIT 99.1

Black Fox Production Update and Development Plan

Denver, Colorado – September 14, 2009 - Apollo Gold Corporation (“Apollo” or the “Company”) (TSX: APG) (NYSE Amex: AGT) is pleased to update the market on its production and development plans for the balance of 2009 and the year 2010 at its Black Fox mine located near Timmins, Ontario.

On June 2, 2009, we announced that our Black Fox project had poured its first gold bars during the last week of May and was in commercial production. Since that date, the mine and mill have continued to develop and we reported gold production for the second quarter 2009 of 11,840 ounces with a total cash cost1 of $403 per ounce. On August 14, 2009, we reported that mill production for the month of July 2009 was 54,600 tonnes (average of 1,760 per day) of ore at an average grade of gold of 3.6 grams per tonne and a recovery rate of 92.4%, which resulted in production of 5,822 ounces of gold. Progress since then has been positive with the ore throughput at the mill continuing to average 1,800 tonnes per day and recoveries improving to 95%. In August, we achieved a throughput rate of 55,000 tonnes (average of 1,775 tonnes per day) at a grade of 4.2 grams per tonne and a recovery rate of 95%, which resulted in production of approximately 7,000 ounces of gold.

R. David Russell, President and CEO of Apollo, said: “Now that we have run the mill at approximately 1,800 tonnes per day for the last two months, our next production target is 2,000 tonnes per day by the end of 2009. To achieve this target, we need to construct a feeder system for the crushing circuit, which is scheduled for completion in November 2009. We are confident in what we can achieve at the mine and the capability of the mill and I look forward to our first full year of production.”

Our development and production plans for Black Fox for 2010 are as follows:

Development Plan for 2010:

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We plan to commence production from the underground, via the existing ramp system, in March 2010 at a rate of 100 tonnes of ore per day and slowly ramp up to a rate of 750 tonnes per day for the last quarter 2010.

•
The permitting of phase 2 and 3 of the open pit is progressing well and we anticipate receiving permits during 2010 that would enable us to commence stripping of the alluvial till overburden on phases 2 and 3 of the open pit in October 2010 with the first ores being scheduled for mining in February 2011.

•
The stripping of the alluvial till overburden on phases 2 and 3 of the open pit will remove the current access to the underground and therefore we anticipate commencing development of a new underground decline in the first quarter 2010 to ensure continuous access to the underground workings.

1 The term “total cash cost” is a non-GAAP financial measure. Please see the note regarding non-GAAP financial measures at the end of this press release.

Production Plan for 2010:

•
In 2010, we plan to process ore through our Black Fox mill at a throughput rate of 1,950 tonnes per day using a mixture of open pit and underground ores. We estimate that the average grade will be 4.5 grams to 5.5 grams per tonne and the average recovery rate will be 95%, which would result gold production of 100,000 to 120,000 ounces for 2010.

In August, we also announced that, as a result of lower than expected ore grades at the Black Fox mine, we had triggered a “review event” under the $70,000,000 project finance facility that we entered into in February 2009 (the “Project Facility”) with Macquarie Bank Limited and RMB Australia Holdings Limited (together, the “Banks”) and that we were engaged in constructive discussions with the Banks regarding resolving the issues associated therewith, including the possibility of rescheduling the quarterly repayment installments under the Project Facility, which are currently scheduled to commence September 30, 2009, to better reflect the expected cash flows from Black Fox production. We can report that discussions are proceeding on schedule and the Company is confident that it will reach agreement with the Banks.

Apollo Gold Corporation

Apollo is a gold mining and exploration company which operates the Black Fox mine in Ontario, Canada and the Huizopa project, an early stage exploration project in the Sierra Madres in Chihuahua, Mexico. Apollo also owns the Montana Tunnels mine, which is a 50% joint venture with Elkhorn Tunnels, LLC, in Montana, which was placed on care and maintenance on April 30, 2009.

Contact Information:
Apollo Gold Corporation

Investor Relations – Marlene Matsuoka
Phone: 720-886-9656 Ext. 217	Toll Free: 1-877-465-3484
E-mail: ir@apollogold.com	Website: www.apollogold.com

FORWARD-LOOKING STATEMENTS
This press release includes “Forward-Looking Statements” within the meaning of section 21E of the United States Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “schedules,” “targets,” “predicts,” “intends,” “continue,” or the negative of such terms, or other comparable terminology. All statements regarding future throughput rates at the Black Fox mill, the ability to improve throughput at the mill to 2,000 tonnes per day and to maintain recoveries at 95%, the timing of completion of the construction of a feeder system for the crushing circuit, the grades of ore being processed at the Black Fox mill, commencement of production from the underground mine at Black Fox, ore production rates from the underground mine, the timing of the new decline development, the timing or certainty of obtaining permits to allow mining of phases 2 and 3 of the open pit, timing of removal of alluvial till overburden and commencement of mining phase 2 ores, 2010 gold production at Black Fox, the ability of the Company to resolve the Review Event with the Banks in a satisfactory manner and the ability of the Company to reschedule the quarterly repayment installments under the Project Facility are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from these forward-looking statements include: an inability to resolve the Review Event with the Banks in a satisfactory manner and the inability of the Company to reschedule the quarterly repayment installments under the Project Facility, the additional operational, geotechnical, processing problems at the Black Fox mine and mill, unexpected changes in business and economic conditions, political or economic instability, significant decreases in gold prices, difficulties or delays in permitting at Black Fox, changes in interest and currency rates, local and community impacts and issues, labor accidents, environmental risks and other factors disclosed under the heading “Risk Factors” in Apollo’s most recent annual report on Form 10-K filed with the United States Securities and Exchange Commission and elsewhere in Apollo’s documents filed from time to time with the Toronto Stock Exchange, The NYSE Amex exchange, The United States Securities and Exchange Commission and other regulatory authorities. All forward-looking statements included in this press release are based on information available to Apollo on the date hereof. Apollo assumes no obligation to update any forward-looking statements.

NON-GAAP FINANCIAL MEASURES
The term “total cash costs” is a non-GAAP financial measure and is used on a per ounce of gold basis. Total cash cost is equivalent to direct operating cost as found on the Consolidated Statements of Operations and includes by-product credits for payable silver, lead, and zinc production. We have included total cash cost information to provide investors with information about the cost structure of our mining operation. This information differs from measures of performance determined in accordance with GAAP in Canada and in the United States and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. This measure is not necessarily indicative of operating profit or cash flow from operations as determined under GAAP and may not be comparable to similarly titled measures of other companies.